UNITED STATES
                  SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549

                                FORM 8-K

                            CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

  Date of Report (Date of earliest event reported):  June 15, 2007
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                 Epicus Communication Group, Inc., Inc.
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        (Exact name of registrant as specified in its charter)

            Florida              333-71008          59-2564162
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(State or other jurisdiction    (Commission       (IRS Employer
     of incorporation)          File Number)    Identification No.)


610 Crescent Executive Court - Suite 300 - Lake Mary,  Florida  32746
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(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (561) 688-0440
                                                    --------------

Former name or former address, if changed since last report: Not applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2 below):

[ ] Written communications pursuant to Rule 425 under the Securities
    Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre- commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

To continue increasing the operating cash available to grow the company's customer base; on June 15, 2007 the Board of Directors unanimously agreed amend the Convertible Debenture Agreement dated December 7, 2005 between Epicus and a group of funds managed by The N.I.R Group as follows: the Company agrees to sell an additional $260,000 in convertible debentures to its current primary lender, a group of funds managed by "The NIR Group", at a variable price of $.25 per share or a discount to the market of 65% whichever is the lesser." The original entire above mentioned convertible debenture agreement was included in the company's form 8K filed on December 14, 2005, and is included herein by reference.

In addition to operating expenses, these funds will be used to increase the public's awareness of Epicus' new wholly owned company
"ECG on the Net, LLC".   ECG on the Net will be the Epicus VOIP
services company, concentrating on delivering low cost VOIP telephone service to consumers nationwide.


                                 SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

EPICUS COMMUNICATION GROUP, INC.

Date: June 19, 2007
                                By:/s/ Mark Schaftlein
                                   ------------------------
                                Name:  Mark Schaftlein
                                Title: CEO/Director

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